EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2011, included in Granite City Food & Brewery Ltd.’s Form 10-K for the year ended December 28, 2010.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.
Schechter Dokken Kanter Andrews & Selcer Ltd.

October 26, 2011
Minneapolis, Minnesota